Boston

August 22, 1997

Prudential Investments Fund
  Management LLC
Gateway Center Three
100 Mulberry Street, 9th floor
Newark, New Jersey  07102-4077

              Re:  The BlackRock Government
Income Trust
                      Rule 24f-2 Notice for
Fiscal Year
                      Ended June 30, 1997

Ladies and Gentlemen:

    You have requested our opinion as to
certain matters of Massachusetts law relating to the organization and shares of The BlackRock
Government Income Trust (originally named
"BFM Gov-
ernment Securities Trust"), a Massachusetts trust with transferable shares (the "Trust"), established pursuant to a Declaration of Trust dated June
13, 1991, and filed on that date (the
"Original Declara-
tion"), as amended by amendments filed July
17, 1991 and August 24, 1992, and
supplemented by
an Amended and Restated Certificate of
Designation filed November 1, 1994 (the
Original Declara-
tion, as so amended and supplemented, the "Declaration"), in connection with the
Trust's filing with
the Securities and Exchange Commission (the
"SEC") of its Notice for the fiscal year ended June 30,
1997 (the "Notice") pursuant to the SEC's
Rule 24f-2 under the Investment Company Act of 1940,
as amended.

    We have acted as Massachusetts counsel to the Trust in connection with the execution and delivery of the Original Declaration and the amendments and supplements thereto, and we have re-viewed the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issu-ance and sale of the shares of beneficial interest, one cent ($.01) per share par value, authorized by the Declaration (the "Shares"). In this connection we have examined the Original
Declaration and
the amendments and supplements thereto, the By-laws of the Trust, the Notice, the Prospectus and
Statement of Additional Information included in the Trust's Registration Statement on Form
N-1A,
certificates of officers of the Trust and of public officials as to matters of fact, and such other docu-ments and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of rendering the opinions ex-pressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us as originals, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently verified.

    Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

     1.   The Trust is validly existing as a
trust with transferable shares of the type commonly
          called a Massachusetts business
trust.

     2.   The Trust is authorized to issue an
unlimited number of Shares; the Shares issued by the
          Trust during the fiscal year ended
June 30, 1997 (the "Issued Shares") have been duly and
          validly authorized by all requisite
action of the Trustees of the Trust, and no action of the
          shareholders of the Trust is
required in such connection.

     3.   The Issued Shares have been validly
and legally issued, and all of the Issued
Shares which
          remain outstanding at the date
hereof are fully paid and non-assessable by the Trust.

     With respect to the opinion stated in
paragraph 3 above, we wish to point out that the share-holders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insuffi-cient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Mas-sachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities
Act, or to federal securities or other laws.

     We hereby consent to the filing of this
letter with the SEC in connection with the Notice. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly
yours,



                                   SULLIVAN &
WORCESTER LLP



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             THE BLACKROCK GOVERNMENT INCOME TRUST
                Gateway Center Three, 9th Floor
                      100 Mulberry Street
                 Newark, New Jersey 07102-4077




                                                  August 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:    The  BlackRock  Government
Income Trust
                File  Nos. 33-41224 and  811-
6334

Ladies and Gentlemen:

      On  behalf  of The BlackRock Government
Income Trust enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24F-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

       These   documents  are   being   filed
electronically via the EDGAR System.

      If  you have any questions relating  to
the foregoing, please call the undersigned at
(201) 367-1495.

                                    Sincerely
yours,


                                          /s/
Deborah A. Garfield
                                      Deborah
A. Garfield
                                    Assistant
Secretary



Enclosures






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